Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Uncapped Trigger PLUS Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index due November 15, 2018	$2,849,000.00	$286.89

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

November 2015 PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908 (To Prospectus dated June 12, 2015 and Product Supplement dated November 6, 2015)

STRUCTURED INVESTMENTS

Opportunities in International Equities

Uncapped Trigger PLUS due November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

The Uncapped Trigger Performance Leveraged Upside Securities (the “Trigger PLUS”) offer exposure to the performance of the EURO STOXX 50® Index and the Nikkei 225® Index each, an (“underlying index”), though the payment at maturity will be based on the performance of the “worst performing underlying index.” The worst performing underlying index is the underlying index with the lowest percentage change from its initial level to its final level (the “underlying return”). At maturity, if the underlying return of each underlying index is positive, the investor will receive the stated principal amount plus a leveraged upside payment based on the underlying return of the worst performing underlying index. At maturity, if the underlying return of the worst performing underlying index is zero or negative but its final level is equal to or greater than its respective trigger level, the investor will receive the stated principal amount. However, at maturity, if the underlying return of the worst performing underlying index is negative and its final level is less than its respective trigger level, the investor will realize a significant loss of their initial investment proportionate to the decline in the underlying return of the worst performing underlying index. The Trigger PLUS are for investors who are willing to risk their principal, risk exposure to the worst performing of two underlying indices and forgo current income in exchange for the leverage feature and limited protection against loss that applies only if the final level of the worst performing underlying index is equal to or greater than its trigger level. Accordingly, the Trigger PLUS do not guarantee any return of principal at maturity and you could lose your entire investment. Because the payment at maturity of the Trigger PLUS is based on the worst performing underlying index, a decline in either underlying index below its respective trigger level will result in a significant loss on your investment, even if the other underlying index has appreciated or has not declined as much. The Trigger PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Trigger PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Trigger PLUS and you could lose some or all of your initial investment.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying indices:	EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”) Nikkei 225® Index (Bloomberg Ticker: “NKY”)
Aggregate principal amount:	$2,849,000
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS (see “Commissions and issue price” below), offered at a minimum investment of 100 Trigger PLUS (representing a $1,000 investment)
Denominations:	$10 per Trigger PLUS and integral multiples thereof
Interest:	None
Pricing date:	November 9, 2015.
Original issue date:	November 13, 2015 (3 business days after the pricing date).
Valuation date:	November 9, 2018, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity date:	November 15, 2018, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Payment at maturity:

▪    If the underlying return of each underlying index is positive:

     $10 + leveraged upside payment.

▪    If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level:

     The stated principal amount of $10

▪    If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level:

     $10 + ($10 x underlying return of the worst performing underlying index)

     Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment.

Underlying return:

For each underlying index, the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(final level — initial level) / initial level

Leveraged upside payment:	$10 x leverage factor x underlying return of the worst performing underlying index
Leverage factor:	2.200
Worst performing underlying index:	The underlying index with the lowest percentage change from its initial level to its final level as compared to the other underlying index.
Trigger level:	2,392.85, which is equal to 70.00% of the initial level of the EURO STOXX 50® Index 13,749.92, which is equal to 70.00% of the initial level of the Nikkei 225® Index
Initial level:

3,418.36, which is equal to the closing level of the EURO STOXX 50® Index on the pricing date

19,642.74, which is equal to the closing level of the Nikkei 225® Index on the pricing date

Each initial level is determined by the calculation agent and may be subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Final level:	The closing level of each underlying index on the valuation date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
CUSIP:	90275G723
ISIN:	US90275G7236
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Trigger PLUS:	100%	2.50%(a)	97.00%
		+0.50%(b)
		3.00%
Total:	$2,849,000.00	$85,470.00	$2,763,530.00

(1)	UBS Securities LLC has agreed to purchase from UBS AG the Trigger PLUS at the price to public less a fee of $0.30 per $10.00 stated principal amount of Trigger PLUS. UBS Securities LLC has agreed to resell all of the Trigger PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the Trigger PLUS as of the pricing date is $9.435 for Trigger PLUS based on the worst performing underlying index among the EURO STOXX 50® Index and the Nikkei 225® Index. The estimated initial value of the Trigger PLUS was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Trigger PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15, 16 and 17 of this pricing supplement.

Notice to investors: the Trigger PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Trigger PLUS at maturity, and the Trigger PLUS can have downside market risk similar to the worst performing underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Trigger PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Trigger PLUS.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 and under ‘‘Risk Factors’’ beginning on page PS-28 of the product supplement before purchasing any Trigger PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Trigger PLUS. You may lose some or all of your initial investment in the Trigger PLUS. The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Trigger PLUS or passed upon the adequacy or accuracy of this pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Pricing Supplement dated November 9, 2015

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Additional Information about UBS and the Uncapped Trigger PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the Trigger PLUS and an index supplement for various securities we may offer, including the Uncapped Trigger PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Product supplement dated November 6, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515370255/d48605d424b2.htm

▪	Index supplement dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

▪	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Trigger PLUS” refers to the Uncapped Trigger PLUS that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated June 12, 2015, references to the “ accompanying index supplement” mean the UBS index supplement, dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement titled “Capped PLUS and Uncapped PLUS Product Supplement”, dated November 6, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Trigger PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Trigger PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

November 2015	Page 2

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Investment Overview

Uncapped Trigger PLUS

The Trigger PLUS is based on the worst performing underlying index among the EURO STOXX 50® Index and the Nikkei 225® Index due November 15, 2018 can be used:

▪

As an alternative to direct exposure to the worst performing underlying index that enhances the return on any positive performance of the worst performing underlying index; however, by investing in the Trigger PLUS, you will not be entitled to participate in the positive performance of any underlying index other than the worst performing underlying index, or receive any dividends paid with respect to the stocks comprising each of the underlying indices (the “underlying equity constituents”) or any interest payments. You should carefully consider whether an investment that does not provide for dividends or interest payments is appropriate for you.

▪	To enhance returns and potentially outperform the worst performing underlying index in a bullish or moderately bullish scenario.

▪

Investors will potentially achieve similar levels of upside exposure to the worst performing underlying index as a direct investment while using fewer dollars by taking advantage of the leverage factor.

▪

To provide a return of your stated principal amount in the event that the underlying return of the worst performing underlying index is negative and its final level is equal to or greater than its trigger level.

Maturity:	Approximately 36 months

Leverage factor:	2.200

Trigger level:	2,392.85, which is equal to 70.00% of the initial level of the EURO STOXX 50® Index

13,749.92, which is equal to 70.00% of the initial level of Nikkei 225® Index

Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS

Interest:	None

Listing:	The Trigger PLUS will not be listed on any securities exchange

November 2015	Page 3

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Key Investment Rationale

Investors can use the Trigger PLUS to leverage returns of the worst performing underlying index by a factor of 2.200 and obtain contingent protection against a loss of principal in the event that the underlying return of the worst performing underlying index is negative and its final level is equal to or greater than its trigger level. At maturity, investors will receive an amount in cash based upon the final level of the worst performing underlying index. Investors may lose their entire investment in the Trigger PLUS.

Investors will not be entitled to participate in the positive performance of any underlying index other than the worst performing underlying index or receive any dividends paid with respect to the underlying equity constituents of either underlying index. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Performance at Maturity	The securities offer investors an opportunity to capture enhanced returns on any positive performance of the worst performing underlying index relative to a direct investment in the underlying index.

Trigger Feature	At maturity, if the underlying return of the worst performing underlying index of the securities is negative and its final level is equal to or greater than its trigger level, you will receive your stated principal amount.

Upside Scenario	If the underlying return of the worst performing underlying index is positive, at maturity, the securities redeem for the stated principal amount of $10 plus the leveraged upside payment (which is based on the worst performing underlying index).

Par Scenario	If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level, at maturity you will receive the full stated principal amount at maturity even though the level of the worst performing underlying index has depreciated.

Downside Scenario	If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level, at maturity you will receive less than 70.00% of the stated principal amount, if anything, resulting in a significant loss of your initial investment proportionate to the underlying return of the worst performing underlying index. For example, if the underlying return of the worst performing underlying index is -35%, the securities will redeem for $6.50, or 65% of the stated principal amount, even if the other underlying index has appreciated or has not declined below its trigger level. There is no minimum payment on the securities and you could lose all of your initial investment.

November 2015	Page 4

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Investor Suitability

The Trigger PLUS may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the Trigger PLUS, including the risk of loss of all of your initial investment.

▪

You understand and accept that an investment in the Trigger PLUS is linked to the performance of the worst performing underlying index and not a basket of the underlying indices, and that you will not receive a positive return on the Trigger PLUS if the underlying return of any underlying index is zero or negative.

▪

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in either underlying index or the underlying equity constituents.

▪

You believe the final level of each underlying index will be equal to or greater than its trigger level and, if its final level is less than its trigger level, you can tolerate receiving a payment at maturity that will be significantly less than the stated principal amount and may be zero.

▪	You believe the level of each underlying index will appreciate over the term of the Trigger PLUS.

▪	You can tolerate fluctuations in the price of the Trigger PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of each underlying index.

▪	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity constituents.

▪	You are willing and able to hold the Trigger PLUS to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the Trigger PLUS.

▪	You seek an investment with exposure to companies in the Eurozone and Japan.

▪

You are willing to assume the credit risk of UBS for all payments under the Trigger PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

▪

You understand that the estimated initial value of the Trigger PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Trigger PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Trigger PLUS may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the Trigger PLUS, including the risk of loss of all of your initial investment.

▪

You do not understand or are not willing to accept an investment in the Trigger PLUS linked to the performance of the worst performing underlying index (which is not the same as an investment in a basket of the underlying indices), or that you will not receive a positive return on the Trigger PLUS of the underlying return of any underlying index is zero or negative.

▪	You require an investment designed to provide a full return of principal at maturity.

▪	You are not willing to make an investment that may have the same downside market risk as an investment in each underlying index or the underlying equity constituents.

▪	You believe that the level of one or both of the underlying indices will decline during the term of the Trigger PLUS and that its final level is likely to be less than its trigger level.

▪	You cannot tolerate fluctuations in the price of the Trigger PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of each underlying index.

▪	You seek current income from your investment or prefer to receive the dividends paid on the underlying equity constituents.

▪	You are unable or unwilling to hold the Trigger PLUS to maturity, a term of approximately 36 months, and seek an investment for which there will be an active secondary market.

▪	You do not seek an investment with exposure to the Eurozone and Japan.

▪	You are not willing to assume the credit risk of UBS for all payments under the Trigger PLUS, including any repayment of principal.

November 2015	Page 5

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Fact Sheet

The Trigger PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each Trigger PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon (i) the underlying return of the worst performing underlying index and (ii) whether the final level of each underlying index is greater than, equal to or less than its respective initial level and trigger level. The Trigger PLUS do not guarantee any return of principal at maturity. All payments on the Trigger PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the Trigger PLUS and in extreme situations, you could lose all of your initial investment.

Expected Key Dates

Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
November 9, 2015	November 13, 2015 (3 business days after the pricing date)	November 9, 2018 (36 months after the pricing date)	November 15, 2018 (3 business days after the valuation date)

Key Terms

Issuer:	UBS AG, London Branch
Underlying indices:	EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”) Nikkei 225® Index (Bloomberg Ticker: “NKY”)
Aggregate principal amount:	$2,849,000
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS, offered at a minimum investment of 100 Trigger PLUS (representing a $1,000 investment)
Denominations:	$10 per Trigger PLUS and integral multiples thereof
Interest:	None
Payment at maturity:

▪     If the underlying return of each underlying index is positive:

     $10 + leveraged upside payment.

▪     If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level:

The stated principal amount of $10

▪     If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level:

$10 + ($10 x underlying return of the worst performing underlying index)

Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment.

Underlying return:

For each underlying index, the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(final level — initial level) / initial level

Leveraged upside payment:	$10 x leverage factor x underlying return of the worst performing underlying index
Leverage factor:	2.200
Worst performing underlying index:	The underlying index with the lowest percentage change from its initial level to its final level as compared to the other underlying index
Trigger level:	2,392.85, which is equal to 70.00% of the initial level of the EURO STOXX 50® Index
13,749.92, which is equal to 70.00% of the initial level of the Nikkei 225® Index
Initial level:	3,418.36, which is equal to the closing level of the EURO STOXX 50® Index on the pricing date

19,642.74, which is equal to the closing level of the Nikkei 225® Index on the pricing date

Each initial level is determined by the calculation agent and may be subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

November 2015	Page 6

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Final level:	The closing level of each underlying index on the valuation date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Risk factors:	Please see “Risk Factors” beginning on page 15.

General Information

Listing:	The Trigger PLUS will not be listed on any securities exchange.
CUSIP:	90275G723
ISIN:	US90275G7236
Tax considerations:

The United States federal income tax consequences of your investment in the Trigger PLUS are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-73 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of Trigger PLUS with terms that are substantially the same as the Trigger PLUS. Pursuant to the terms of the Trigger PLUS, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Trigger PLUS as a pre-paid derivative contract with respect to the underlying indices. If your Trigger PLUS are so treated, if you hold your Trigger PLUS for more than one year you should generally recognize long-term capital gain or loss (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) upon the sale, exchange or settlement at maturity of your Trigger PLUS in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Trigger PLUS.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Trigger PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Trigger PLUS, it is possible that your Trigger PLUS could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Trigger PLUS could differ materially from the treatment described above, as described further under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ on page PS-76 of the accompanying product supplement, and that the timing and character of income or loss on your Trigger PLUS could be materially and adversely affected.

The Internal Revenue Service (“IRS”), for example, might assert that the Trigger PLUS should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.

In 2007, the IRS released a notice that may affect the taxation of holders of the Trigger PLUS. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Trigger PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special ‘‘constructive ownership rules’’ of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Trigger PLUS for United States federal income tax purposes in accordance with the treatment described above and under ‘‘Supplemental U.S. Tax Considerations’’ beginning on page PS-73 of the accompanying product supplement, unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

November 2015	Page 7

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Trigger PLUS purchased after the bill was enacted to accrue interest income over the term of the Trigger PLUS despite the fact that there will be no interest payments over the term of the Trigger PLUS. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Trigger PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders that are individuals (and, to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Trigger PLUS.

Non-U.S. Holders. If you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your Trigger PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Trigger PLUS if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of a Trigger PLUS or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

Proposed Legislation

In 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Trigger PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the Trigger PLUS are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Trigger PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the Trigger PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Trigger PLUS as described below.

November 2015	Page 8

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

In connection with the sale of the Trigger PLUS, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions on the underlying index or purchases and sales of Trigger PLUS or index constituents before, on and/or after the pricing date of the Trigger PLUS. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the Trigger PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the Trigger PLUS from time to time and payment on the Trigger PLUS at maturity. See “Risk Factors” beginning on page 15 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the Trigger PLUS specified on the front cover of this document at the price to public less a fee of $0.30 per $10.00 stated principal amount of Trigger PLUS. UBS Securities LLC has agreed to resell all of the Trigger PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) with an underwriting discount of $0.30 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.25 per $10.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Trigger PLUS and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Trigger PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Trigger PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Trigger PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Trigger PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Trigger PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Trigger PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15, 16 and 17 of this pricing supplement.

Validity of the Trigger PLUS	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Trigger PLUS offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Trigger PLUS will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law,

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Principal at Risk Securities

Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Trigger PLUS, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the Trigger PLUS distributed by such dealers.

This pricing supplement represents a summary of the terms and conditions of the Trigger PLUS. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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Principal at Risk Securities

How the Uncapped Trigger PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the applicable pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the Trigger PLUS.

Stated Principal Amount:	$10 per Trigger PLUS

Leverage Factor:	2.200

Hypothetical Initial Level:	With respect to the Underlying Index A: 3,500

With respect to the Underlying Index B: 19,000

Hypothetical Trigger level:	With respect to the Underlying Index A, 2,450, which is 70% of the respective hypothetical initial level

With respect to the Underlying Index B, 13,300, which is 70% of the respective hypothetical initial level

EXAMPLE 1: Both underlying indices appreciate over the term of the Trigger PLUS, and investors receive the stated principal amount plus the leveraged upside payment, which is calculated based on the underlying return of the worst performing underlying index.

Final level	Underlying Index A: 3,800

Underlying Index B: 20,000

Underlying Return	Underlying Index A: (3,800 – 3,500) / 3,500 = 8.57%

Underlying Index B:(20,000 – 19,000) / 19,000= 5.26%

Payment at Maturity	= $10 + leveraged upside payment

= $10 + ($10 x leverage factor x underlying return of the worst performing underlying index)

= $10 + ($10 x 2.200 x 5.26%)

= $11.16

In Example 1, the final level of both Underlying Index A and Underlying Index B are greater than their respective initial levels. The underlying return of Underlying Index A is 8.57%, while the underlying return of Underlying Index B is 5.26%, making Underlying Index B the worst performing underlying index. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 2.200 times the underlying return of Underlying Index B, resulting in a payment at maturity of $11.16 per Trigger PLUS (a total return of 11.60%).

EXAMPLE 2: One underlying index appreciates, while the other declines over the term of the Trigger PLUS, but neither index declines below its respective trigger level, and investors receive the state principal amount.

Final level	Underlying Index A: 3,800

Underlying Index B: 18,000

Underlying Return	Underlying Index A: (3,800 – 3,500) / 3,500 = 8.57%

Underlying Index B: (18,000 – 19,000) / 19,000 = -5.26%

Payment at Maturity	= $10

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Principal at Risk Securities

In Example 2, the final level of Underlying Index A is greater than its initial level, while the final level of Underlying Index B is less than its initial level, but is equal to or greater than its respective trigger level. The underlying return of Underlying Index A is 8.57%, while the underlying return of Underlying Index B is -5.26%, making Underlying Index B the worst performing underlying index. Even though the underlying return of Underlying Index B is negative, because its final level is equal to or greater than its trigger level, investors will receive a payment at maturity equal to the stated principal amount of $10 ( a total return of 0%).

EXAMPLE 3: One underlying index appreciates, while the other declines over the term of the Trigger PLUS, and the final level of the worst performing underlying index is less than its respective trigger level. Investors are therefore exposed to the decline in the level of the worst performing underlying index.

Final level	Underlying Index A: 3,600

Underlying Index B: 13,000

Underlying Return	Underlying Index A: (3,600 – 3,500) / 3,500 = 2.86%

Underlying Index B: (13,000 – 19,000) / 19,000= -31.58%

Payment at Maturity	= $10 + (10 + underlying return of the worst performing index)

= $10 + [$10 x (-31.58%)]

= $6.84

In Example 3, the final level of Underlying Index A is greater than its initial level, while the final level of Underlying Index B is less than its trigger level. The underlying return of Underlying Index A is 2.86%, while the underlying return of Underlying Index B is -31.58%, making Underlying Index B the worst performing underlying index. Because the final level of Underlying Index B is less than its trigger level, investors are exposed to the decline in the level of Underlying Index B from its initial level, resulting in a payment at maturity of $6.84 per Trigger PLUS (a total return of -31.58%).

EXAMPLE 4: Both underlying indices decline below their respective trigger levels, and investors are therefore exposed to the decline in the level of the worst performing underlying index.

Final level	Underlying Index A: 2,000

Underlying Index B: 12,000

Underlying Return	Underlying Index A: (2,000 – 3,500) / 3,500 = -42.86%

Underlying Index B: (12,000 – 19,000) / 19,000= -36.84%

Payment at Maturity	= $10 + (10 + underlying return of the worst performing index)

= $10 + [$10 x (-42.86%)]

= $5.71

In Example 4, the final level of both Underlying Index A and Underlying Index B are less than their respective trigger levels. The underlying return of Underlying Index A is -42.86%, while the underlying return of Underlying Index B is -36.84%, making Underlying Index A the worst performing underlying index. Investors are exposed to the decline in the level of Underlying Index A from its initial level, resulting in a payment at maturity of $5.71 per Trigger PLUS (a total return of -42.86%).

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Principal at Risk Securities

How it works

▪	Upside Scenario. If underlying return of each underlying index is positive, investors will receive (a) the stated principal amount of $10 plus (b) the leveraged upside payment.

▪	If the underlying return of the worst performing underlying index is 10.00%, investors will receive a 22.00% return, or $12.20 per Trigger PLUS.

▪	If the underlying return of the worst performing underlying index is 18.00%, investors will receive a 39.60% return, or $13.96 per Trigger PLUS.

▪

Par Scenario. If the underlying return of the worst performing underlying index is zero or negative but its final level is equal to or greater than its trigger level, investors will receive an amount equal to the $10 stated principal amount.

▪	If the underlying return is -5%, investors will receive an amount equal to the $10 stated principal amount.

▪

Downside Scenario. If underlying return of the worst performing underlying index is negative and its final level is less than its respective trigger level, investors will receive an amount that is less than 70% of the $10 stated principal amount, if anything, resulting in a significant loss of their initial investment that is proportionate to the underlying return of the worst performing underlying index. This is so even if the other underlying index has appreciated or has not declined below its trigger level.

▪

If the underlying return of the worst performing underlying index is -35%, investors would lose 35% of the stated principal amount and receive only $6.50 per Trigger PLUS at maturity, or 65% of the stated principal amount, even if the other underlying index has appreciated or has not declined below its trigger level. There is no minimum payment at maturity on the Trigger PLUS and investors may lose all of their initial investment.

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Principal at Risk Securities

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Trigger PLUS that they hold an amount in cash based upon the underlying return of the worst performing underlying index on the valuation date, as determined as follows:

If the underlying return of each underlying index is positive:

$10 + leveraged upside payment.

		Leveraged Upside Payment
Stated Principal Amount		Stated Principal Amount		Leverage Factor		Underlying Return of the Worst Performing Underlying Index
$10	+	$10	x	2.200	x	(	Final Level – Initial Level Initial Level	)

If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level:

the Stated Principal Amount of $10

If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level:

$10 + ($10 x Underlying Return of the worst performing underlying index)

Stated Principal Amount		Stated Principal Amount		Underlying Return of the Worst Performing Underlying Index
$10	+	$10	x	(	Final Level – Initial Level Initial Level	)

Accordingly, if the final level is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment.

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS.

▪

The Trigger PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. UBS will only repay the stated principal amount of the Trigger PLUS at maturity if the final level of the worst performing underlying index is equal to or greater than its trigger level. If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment, even if the other underlying index has appreciated or has not declined below its trigger level. There is no minimum payment at maturity on the Trigger PLUS, and, you could lose a significant percentage of your principal amount and in extreme situations, you could lose all of your initial investment.

▪

You are exposed to the market risk of each underlying index. Your return on the Trigger PLUS is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by either of the underlying indices over the term of the Trigger PLUS may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

▪

Because the Trigger PLUS are linked to the performance of more than one underlying index, there is an increased probability that you will lose some or all of your initial investment. The risk that you will lose some or all of your initial investment in the Trigger PLUS is greater if you invest in the Trigger PLUS as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the final index level of an underlying index will be less than its respective trigger level, and therefore it is more likely that you will receive an amount in cash worth significantly less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the final index level of an underlying index is less than its respective trigger level is even greater.

▪

The leverage factor applies only if you hold the Trigger PLUS to maturity. You should be willing to hold the Trigger PLUS to maturity. If you are able to sell the Trigger PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return of the worst performing underlying index. You can receive the full benefit of the leverage factor from UBS only if you hold the Trigger PLUS to maturity.

▪

The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the Trigger PLUS to maturity. If you are able to sell the Trigger PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying index at that time is equal to or greater than its initial level.

▪

Credit risk of UBS. The Trigger PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Trigger PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Trigger PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Trigger PLUS, you could lose all of your initial investment.

▪

Market risk. The return on the Trigger PLUS, which may be positive or negative, is directly linked to the performance of the worst performing underlying index and indirectly linked to the performance of the underlying equity constituents. The level of each underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.

▪	Fair value considerations.

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The issue price you pay for the Trigger PLUS exceeds their estimated initial value. The issue price you pay for the Trigger PLUS exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the Trigger PLUS by reference to our internal pricing models and it is set forth in this

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Principal at Risk Securities

pricing supplement. The pricing models used to determine the estimated initial value of the Trigger PLUS incorporate certain variables, including the level of each underlying index, the volatility of each underlying index and the expected dividends on the underlying equity constituents, prevailing interest rates, the term of the Trigger PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Trigger PLUS to you. Due to these factors, the estimated initial value of the Trigger PLUS as of the pricing date is less than the issue price you pay for the Trigger PLUS.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Trigger PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Trigger PLUS at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Trigger PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Trigger PLUS determined by reference to our internal pricing models. The estimated initial value of the Trigger PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Trigger PLUS in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Trigger PLUS as of the pricing date. We may determine the economic terms of the Trigger PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Trigger PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Trigger PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Trigger PLUS.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the Trigger PLUS. The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Trigger PLUS will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Trigger PLUS, although they are not required to do so and may stop making a market at any time. If you are able to sell your Trigger PLUS prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Trigger PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Trigger PLUS in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the Trigger PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Trigger PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Trigger PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the Trigger PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Trigger PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Trigger PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Trigger PLUS prior to maturity. The market price of the Trigger PLUS will be influenced by many unpredictable and interrelated factors, including the level of each underlying index; the volatility of each underlying index; the correlation among each underlying index; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the Trigger PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Trigger PLUS.

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Principal at Risk Securities

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Trigger PLUS in any secondary market.

▪

Owning the Trigger PLUS is not the same as owning any underlying equity or underlying constituents. The return on your Trigger PLUS may not reflect the return you would realize if you actually owned the underlying constituents comprising the underlying indices. The Trigger PLUS are linked to two underlying indices and the return you receive is only based on the worst performing underlying index, whereas with a direct investment in the underlying indices poor performance of the underlying constituents comprising one underlying index could be offset or mitigated by comparably better performance of the other underlying constituents comprising the other underlying index. Furthermore, for underlying equity constituents, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Trigger PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity, if any, on your Trigger PLUS. In addition, as an owner of the Trigger PLUS, you will not have voting rights or any other rights that a holder of any underlying constituents may have.

▪

No assurance that the investment view implicit in the Trigger PLUS will be successful. It is impossible to predict whether and the extent to which the level of the each underlying index will rise or fall and there can be no assurance that the closing level of the worst performing underlying index will be positive or that its final level will be equal to or greater than its trigger level. The final level of each underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each underlying equity constituent in particular, and the risk of losing some or all of your initial investment.

▪

The Trigger PLUS are subject to non-U.S. securities market risk. The Trigger PLUS are linked to underlying indices comprised of securities issued by non-U.S. companies in non-U.S. securities markets and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪

The index returns for the EURO STOXX 50® Index and Nikkei 225® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a non-U.S. currency and the Trigger PLUS are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index and Nikkei 225® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Trigger PLUS, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪

An investment in the Trigger PLUS is subject to risks associated with Eurozone securities markets. The index constituent stocks of the EURO STOXX 50® Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks are issued by companies located within the Eurozone. The Eurozone has undergone severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the Trigger PLUS.

▪

An investment in the Trigger PLUS is subject to risks associated with Japanese securities markets. The Nikkei 225® Index tracks the value of certain Japanese equity securities. You should be aware that investments in securities linked to the value of Japanese equity securities involve particular risks. The Japanese securities markets may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect Japanese markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets, as well as cross-shareholdings in Japanese companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about Japanese companies

November 2015	Page 17

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between the Japanese yen and the U.S. dollar, the possibility of outbreaks of hostility and political instability and the possibility of natural disasters or adverse public health developments in Japan or Asia. Securities prices in Japan may also decrease if the Japanese economy does not successfully recover from the effects of the March 2011 earthquake in northern Japan and resulting tsunami. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪

The underlying indices reflect price return, not total return. The return on the Trigger PLUS is based on the performance of the underlying indices, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on the Trigger PLUS will not include such a total return feature or dividend component.

▪

Adjustments to the underlying indices could adversely affect the value of the Trigger PLUS. The publisher of each underlying index may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could change the level of the underlying index. The publisher of each underlying index may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and hedging our obligations under the Trigger PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent will determine the initial level and the final level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the Trigger PLUS, including the trigger level and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the Trigger PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of the Trigger PLUS in the secondary market.

▪

UBS cannot control actions by the publisher of each underlying index and the publisher of each underlying index has no obligation to consider your interests. UBS and its affiliates are not affiliated with the publisher of each underlying index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The publisher of each underlying index is not involved in the Trigger PLUS offering in any way and has no obligation to consider your interest as an owner of the Trigger PLUS in taking any actions that might affect the market value of the Trigger PLUS.

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Potential UBS impact on price. Trading or transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of each underlying index or underlying equity constituents may adversely affect the performance and, therefore, the market value of the Trigger PLUS.

▪

Potential conflict of interest. UBS and its affiliates may engage in business related to each underlying index or underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the Trigger PLUS. The calculation agent, an affiliate of the issuer, will determine the final level and the payment at maturity based on the closing level of each underlying index on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.

▪

Affiliate research reports and commentary. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Trigger PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Trigger PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Trigger PLUS and each underlying index to which the Trigger PLUS are linked.

November 2015	Page 18

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

▪

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Trigger PLUS. One or more of our affiliates have hedged our obligations under the Trigger PLUS and will carry out hedging activities related to the Trigger PLUS (and other instruments linked to each underlying index or the underlying equity constituents), including trading in underlying equity constituents, swaps, futures and options contracts on each underlying index as well as in other instruments related to each underlying index and the underlying equity constituents. Our affiliates also trade in the underlying equity constituents and other financial instruments related to each underlying index and the underlying equity constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, as a result, could have increased the value at which each underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the level of each underlying index on the valuation date and, accordingly, the amount of cash, if any, an investor will receive.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Trigger PLUS. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Trigger PLUS, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Trigger PLUS. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Trigger PLUS and/or the ability of UBS to make payments thereunder.

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Uncertain tax treatment — Significant aspects of the tax treatment of the Trigger PLUS are uncertain. You should read carefully the section entitled ‘‘Tax considerations’’ on page 7 herein and the section entitled ‘‘Supplemental U.S. Tax Considerations’’ beginning on page PS-73 of the accompanying product supplement and consult your tax advisor about your tax situation.

November 2015	Page 19

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

EURO STOXX 50® Index

We have derived all information contained in this pricing supplement regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the Trigger PLUS.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The EURO STOXX 50® Index universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus.

Information as of market close on November 9, 2015:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on April 13, 2015):	3,828.78

Current Index Level:	3,418.36	52 Week Low (on December 15, 2014):	2,982.90

52 Weeks Ago (on November 7, 2014):	3,064.92

November 2015	Page 20

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2011 through November 9, 2015. The closing level of the underlying index on November 9, 2015 was 3,418.36. The graph below sets forth the daily closing levels of the underlying index for the period from January 2, 2004 through November 9, 2015. The dotted lines represent the trigger level of 2,392.85 which is 70.00% of the closing level of the underlying index on November 9, 2015. We obtained the information in the table below from Bloomberg Professional® service (‘‘Bloomberg’’), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

EURO STOXX 50® Index	High	Low	Period End
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,768.72	3,714.89	3,768.72
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter (Through November 9, 2015)	3,468.21	3,069.05	3,418.36

November 2015	Page 21

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Underlying Index Historical Performance — Daily Closing Levels

From January 2, 2004 to November 9, 2015

November 2015	Page 22

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Nikkei 225® Index

We have derived all information contained in this pricing supplement regarding the Nikkei 225® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by the Nikkei 225® Index Sponsor, Nikkei Inc. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Nikkei 225® Index.

The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225® Index. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Trigger PLUS in determining, composing or calculating the Nikkei 225® Index.

The Nikkei 225® Index (the “Nikkei Index”) is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.) that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”), and represents a broad cross-section of Japanese industry. All 225 Nikkei Index stocks are listed in the First Section of the TSE. The Nikkei Index is a modified, price-weighted index. Each stock’s weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each stock in the Nikkei Index by the corresponding weighting factor for such stock, calculating the sum of all these products and dividing that sum by a divisor. All stocks included in the Nikkei Index trade on the TSE in Japanese yen.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Nikkei 225® Index. UBS has entered into a non-exclusive license agreement with the Nikkei 225® Index Sponsor, which grants UBS a license in exchange for a fee to use the Nikkei 225® Index in connection with the issuance of certain securities, including the Trigger PLUS.

“Nikkei 225®” is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Nikkei 225® Index Sponsor has no relation to UBS, other than the licensing of the Nikkei 225® Index and its service marks for use in connection with the Trigger PLUS.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Trigger PLUS. THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

Information as of market close on November 9, 2015:

Bloomberg Ticker Symbol:	NKY	52 Week High (on June 24, 2015):	20,868.03

Current Index Level:	19,642.74	52 Week Low (on December 16, 2014):	16,755.32

52 Weeks Ago (on November 7, 2014):	16,880.38

November 2015	Page 23

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2011 through November 9, 2015. The closing level of the underlying index on November 9, 2015 was 19,642.74. The graph below sets forth the daily closing levels of the underlying index for the period from January 2, 2004 through November 9, 2015. The dotted lines represent the trigger level of 13,749.92 which is 70.00% of the closing level of the underlying index on November 9, 2015. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

Nikkei 225® Index	High	Low	Period End
2011
First Quarter	10,857.53	8,605.15	9,755.10
Second Quarter	10,004.20	9,351.40	9,816.09
Third Quarter	10,137.73	8,374.13	8,700.29
Fourth Quarter	9,050.47	8,160.01	8,455.35
2012
First Quarter	10,255.15	8,378.36	10,083.56
Second Quarter	10,109.87	8,295.63	9,006.78
Third Quarter	9,232.21	8,365.90	8,870.16
Fourth Quarter	10,395.18	8,534.12	10,395.18
2013
First Quarter	12,635.69	10,486.99	12,397.91
Second Quarter	15,627.26	12,003.43	13,677.32
Third Quarter	14,808.50	13,338.46	14,455.80
Fourth Quarter	16,291.31	13,853.32	16,291.31
2014
First Quarter	16,121.45	14,008.47	14,827.83
Second Quarter	15,376.24	13,910.16	15,162.10
Third Quarter	16,374.14	14,778.37	16,173.52
Fourth Quarter	17,935.64	14,532.51	17,450.77
2015
First Quarter	19,754.36	16,795.96	19,206.99
Second Quarter	20,868.03	19,034.84	20,235.73
Third Quarter	20,841.97	16,930.84	17,388.15
Fourth Quarter (Through November 9, 2015)	19,642.74	17,722.42	19,642.74

November 2015	Page 24

Uncapped Trigger PLUS due on November 15, 2018

$2,849,000 Based on the worst performing index among the EURO STOXX 50® Index and the Nikkei 225® Index

Principal at Risk Securities

Underlying Index Historical Performance — Daily Closing Levels

From January 2, 2004 to November 9, 2015

November 2015	Page 25